SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): March 16, 1998

                               ALLTEL Corporation

               (Exact Name of Registrant as Specified in Charter)

          Delaware                1-4996                   34-0868285

       (State or Other       (Commission File Number)      (IRS Employer
        Jurisdiction of                                    Identification
        Incorporation)                                           No.)

               One Allied Drive, Little Rock, Arkansas        72202

            (Address of Principal Executive Offices)        (Zip Code)

       Registrant's telephone number, including area code (501) 905-8000


                                 Not Applicable

          (Former Name or Former Address, if Changed since Last Report)

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Item 5.  Other Events

     On March 16, 1998, ALLTEL Corporation ("ALLTEL") entered into an Agreement and Plan of Merger (the "Merger Agreement") with 360 Communications Company ("360 Communications") providing for, among other things, the merger of a wholly-owned subsidiary of ALLTEL with and into 360 Communications with 360 Communications becoming a wholly-owned subsidiary of ALLTEL. In the Merger, holders of shares of common stock, par value $.01 per share, of 360 Communications ("360 Communications Common Stock") will receive for each share
 .74 shares of common stock, par value $.01 per share, of ALLTEL. In connection with the execution of the Merger Agreement, ALLTEL and 360 Communications entered into a Stock Option Agreement (the "Stock Option Agreement"), whereby 360 Communications granted ALLTEL an option (the "Option") to purchase up to 19.9% of the number of shares of 360 Communications Common Stock issued and outstanding immediately prior to the grant of the Option at an exercise price of $33.90 per share (subject to adjustment in certain circumstances), exercisable in certain events following a takeover proposal by a third party to 360 Communications.

     Consummation of the Merger is subject to certain conditions, including the approval of the Merger by the stockholders of each of ALLTEL and 360 Communications and the receipt of regulatory approvals, including the approval of the Federal Communications Commission and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     A press release, dated March 16, 1998, announcing the Merger Agreement was issued by ALLTEL and is filed as an exhibit hereto and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Not Applicable.

(b)    Not Applicable.

(c)    Exhibits

99.1  Press Release, dated March 16, 1998, of ALLTEL Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ALLTEL CORPORATION


By:/S/Jerry M. Green
      Jerry M. Green
      Treasurer


March 16, 1998

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                                Index to Exhibits


Exhibit
Number                              Exhibit


99.1     Press Release of ALLTEL Corporation dated March 16, 1998.

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